UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
________________

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Alena Brenner as Executive Vice President, General Counsel and Corporate Secretary of the Company
On March 19, 2026, Alena Brenner informed Cornerstone Building Brands, Inc. (the “Company”) of her decision to resign from her position as Executive Vice President, General Counsel and Corporate Secretary of the Company to accept another professional opportunity. Ms. Brenner’s decision to resign was not due to a conflict or disagreement with the Company or the Company’s operations, policies or procedures. Ms. Brenner will continue to serve in her role as Executive Vice President, General Counsel and Corporate Secretary until April 17, 2026. The Company plans to commence an executive search for a new General Counsel and Corporate Secretary.
One-Time Retention Bonus Awards
On March 24, 2026, the Company and Gunner Smith, the Company’s Chief Executive Officer, entered into an agreement pursuant to which Mr. Smith will receive two retention bonus awards each equal to $1,000,000 (the “Awards”), subject to Mr. Smith’s continued employment through December 31, 2026 and December 31, 2027, respectively.
The description of the Awards set forth above does not purport to be complete and is qualified in its entirety by the full text of the Award agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending April 4, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Christian Storch
Name: Christian Storch
Title: Interim Chief Financial Officer

Date: March 25, 2026